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                                                                     Exhibit 23c

                      Consent of Independent Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated June 30, 2000, on the consolidated financial statements and financial statement schedule of GTE Corporation and subsidiaries included in this Form 10-K as of December 31, 1999 and for each of the two years in the period then ended, into the Company's following previously filed Registration
Statements: Form S-8, No. 333-66459; Form S-8, No. 333-66349; Form S-3, No. 333-
48083; Form S-8, No. 33-10378; Form S-8, No. 333-33747; Form S-8, No. 333-41593;
Form S-3, No. 333-42801; Form S-8, No. 333-45985; Form S-8, No. 333-75553; Form
S-8, No. 333-81619; Form S-3, No. 333-78121-01; Form S-8, No. 333-76171; Form S-
8, No. 333-50146; and Form S-8, No. 333-53830.

/s/ Arthur Andersen LLP

Dallas, Texas
March 20, 2001